UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2025

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 3, 2025, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Leerink Partners LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co., as representatives of the several underwriters (the “Underwriters”), relating to an underwritten offering (the “Offering”) of 17,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). All of the Shares are being sold by the Company. The price of the Shares to the public in the Offering is $5.75 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $5.405 per share.

Under the terms of the Underwriting Agreement, the Company granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 2,610,000 shares of Common Stock (the “Additional Shares”), at the same price per share as the Shares.

The Company estimates that the net proceeds from the Offering will be approximately $93.7 million, or approximately $107.8 million if the Underwriters exercise in full their option to purchase Additional Shares, in each case, after deducting underwriting discounts and commissions and estimated offering expenses.

The Offering was made, and the Shares and any Additional Shares will be issued pursuant to, the Company’s registration statement on Form S-3, as amended (File No. 333-273030), which was declared effective by the Securities and Exchange Commission (the “SEC”) on August 15, 2023, a base prospectus dated August 15, 2023 and a related preliminary prospectus supplement dated June 2, 2025. The closing of the Offering is expected to take place on or about June 5, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is attached as Exhibit 1.1 hereto and is herein incorporated by reference. The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares and the Additional Shares is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

On June 3, 2025, the Company issued a press release announcing the pricing of the Offering. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company currently intends to use its existing cash, cash equivalents and marketable securities, plus the net proceeds from the Offering, to fund the clinical development of Haduvio for the treatment of chronic cough in patients with idiopathic pulmonary fibrosis (“IPF”), chronic cough in patients with non-IPF interstitial lung disease (“non-IPF ILD”), and in patients with refractory chronic cough (“RCC”), for working capital and for other general corporate purposes.

Based on the Company’s current plans, the Company believes that its existing cash, cash equivalents and marketable securities, together with the anticipated net proceeds from the Offering, will be sufficient to enable the Company to fund its operating expenses and capital expenditure requirements into 2029. The Company expects these cash resources will enable it to fund two Phase 3 trials of Haduvio for the treatment of chronic cough in patients with IPF, a trial in chronic cough in patients with non-IPF ILD, and its planned Phase 2b trial in patients with RCC. However, these resources will not be sufficient for the Company to fund Haduvio for any indication or any future product candidates through regulatory approval, and the Company will need to raise substantial additional capital to complete the development and commercialization of Haduvio and any future product candidates. The Company has based its estimates as to how long it expects it will be able to fund its operations and the timing and costs of its planned trials on assumptions that may prove to be wrong and the Company could use its available capital resources sooner than it currently expects, in which case the Company would be required to obtain additional financing, and its trials may be delayed or take longer that it currently expects.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the anticipated closing of the Offering and the expected net proceeds of the Offering, among other things, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “may,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties related to market conditions and the completion of the Offering on the anticipated terms or at all, uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including the Company’s ability to fund future operations, including clinical trials; as well as other risks and uncertainties set forth in the “Risk Factors” section of the preliminary prospectus supplement filed with the SEC on June 2, 2025, the Company’s Quarterly Report for the quarter ended March 31, 2025 filed with the SEC, and in subsequent filings with the SEC. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated June 3, 2025, by and among the Company and Morgan Stanley & Co. LLC, Leerink Partners LLC, Stifel, Nicolaus & Company, Incorporated and Cantor Fitzgerald & Co.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above)

99.1	Press Release, dated June 3, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: June 4, 2025	By:	/s/ Lisa Delfini
	Name:	Lisa Delfini
	Title:	Chief Financial Officer